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EXHIBIT 32.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Oleg Khaykin, the Chief Executive Officer of International Rectifier Corporation (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2007 and as amended by the Quarterly Report on Form 10-Q/A filed on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: August 28, 2008
/s/ OLEG KHAYKIN Oleg Khaykin Chief Executive Officer (Principal Executive Officer)

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350